UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2020

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.10 par value per share	BBY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company 

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Borrowing under our Revolving Credit Facility

As previously disclosed, Best Buy Co., Inc. (“Best Buy” or the “Company”) is party to a $1.25 billion five-year senior unsecured revolving credit facility agreement (the “Facility”) with a syndicate of banks pursuant to the Credit Agreement, dated April 17, 2018 (the “Credit Agreement”). A copy of the Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 20, 2018. The material terms of the Facility are also described in Note 6 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019. As of February 1, 2020, the Company had no outstanding borrowings under the Facility.

On March 19, 2020, the Company drew the full amount of the $1.25 billion Facility. The interest rate for this draw under the Facility is variable at the 7-day LIBOR plus a variable margin rate of 1.015%. The proceeds from the Facility will be included in Cash and cash equivalents on the Company’s Consolidated Balance Sheets. The Company elected to draw on the Facility to increase its cash position and maximize flexibility in light of the current uncertainty surrounding the impact of COVID-19.

Item 7.01 Regulation FD Disclosure.

On March 21, 2020, the Company issued a news release providing a business update related to COVID-19. The Company also announced the withdrawal of all fiscal 2021 financial guidance previously issued on February 27, 2020, for both the first quarter and full year due to the increased uncertainty surrounding the impact of COVID-19. The Company is not providing an updated outlook at this time and has suspended all share repurchases.

The news release issued on March 21, 2020, is furnished as Exhibit 99 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99

News release issued March 21, 2020 (furnished pursuant to Item 7.01). Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: March 23, 2020	By:	/s/ TODD G. HARTMAN
Todd G. Hartman
Executive Vice President, General Counsel, Chief Risk & Compliance Officer and Secretary

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